                                                                      EXHIBIT 3A

                          ARTICLES OF INCORPORATION

                                       OF

                           MIDWEST MEDICAL INSURANCE
                                HOLDING COMPANY

          To form a Minnesota business corporation pursuant to Minnesota Statutes, Chapter 302A, as amended, the following Articles of Incorporation are adopted:

                                   ARTICLE 1

          1. The name of the corporation shall be Midwest Medical Insurance Holding Company.

                                   ARTICLE 2

          2. The address of the registered office of the corporation in Minnesota is 2221 University Avenue Southeast, Suite 220, Minneapolis, Minnesota 55414.

                                   ARTICLE 3

          3. The aggregate number of shares the corporation is authorized to issue is:

               Class A Common: One Hundred Thousand (100,000) shares, par value $.01 per share.

               Class B Voting: one share, par value $1,000 per share.

                                   ARTICLE 4

          4. The relative rights and preferences of Class A and Class B Shares are as follows:


               A. Class A Common. Following the transaction in which the corporation acquires all of the capital stock of Midwest Medical Insurance Company, eligibility for ownership of Class A Common Shares shall be limited to physicians who are members of the Minnesota Medical Association, or other state medical association and are insured for medical practice liabilities by Midwest Insurance Company. The voting rights and limitations of Class A Common Shares are:

                        (i) Class A shareholders do not have the right to vote for directors of the corporation except in the event of redemption by the corporation of the Class B Shares.

                        (ii) Class A shareholders shall be entitled to only one vote per physician shareholder regardless of the number of Class A Shares held by the shareholder.

                        (iii) The Class A shareholders have the right to approve or disapprove any of the following transactions:


                              (a)  Amendment of the Articles of Incorporation;
                              (b)  Redemption of Class B Share;
                              (c)  Merger into or acquisition by another
                                   corporation;
                              (d) Exchange of one or more classes or series of the shares of the corporation for shares of one or more other corporations;
                              (e) Liquidation or voluntary dissolution of the corporation;
                              (f) Sale, lease, transfer or other disposition of all or substantially all of the corporate assets, including its goodwill, not in the usual and regular course of business;
                              (g)  Authorization of the corporation as the sole
                                   shareholder of Midwest Medical Insurance
                                   Company to amend, change or repeal the
                                   Articles or Bylaws of Midwest-Medical
                                   Insurance Company.


                        Approval of any of the above transactions must be by an affirmative vote of two-thirds of the Class A shareholders voting on the transaction, provided that a majority of all Class A shareholders have also affirmatively voted for the transaction.

                         (iv) Class A shareholders shall have no preemptive rights in any future issuance of stock by the corporation.

               B. Class B Voting Share. The only shareholder eligible to own the Class B Voting Share is the Minnesota Medical Association. The Class B Share shall have the right to elect the directors of the corporation as provided in the Bylaws. The Class B Share has no other voting rights and has no other right or preference with respect to the corporation. The Class B Voting Share is redeemable at par value at any time by the corporation as provided by these Articles and by the legend on the Class B certificate.

                                   ARTICLE 5

          The principal nature of the corporation's business shall be to own or invest in one or more insurance companies; to provide management services and facilities to sure insurance companies and other insurance businesses; and to engage in such other purposes as may be permitted by law.

                                   ARTICLE 6

          A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on breach of the duty of loyalty to the corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability under Minn. Stat. Section 302A.559 or under Minn. Stat. 80A.23; (iv) liability for any transaction from which the director derived an improper personal benefit; (v) liability for an act or omission occurring prior to the date this Article 6 becomes effective. If Chapter 302A, the Minnesota Business Corporation Act, hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Chapter 302A, the Minnesota Business Corporation Act. No amendment to or repeal of this Article 6 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                ARTICLE 7

          4. The name and address of the incorporators, who are natural persons of full age, are:



               Name                     Address

               Robert S. Flom, M.D.     330 Lowry Medical Arts Building
                                        St. Paul, Minnesota  55102

               George V. Tangen, M.D.   322 Medical Arts Building
                                        Minneapolis, Minnesota 55402




Dated:  February 16, 1988



                                   /s/ ROBERT S. FLOM, M.D.
                                   -------------------------------------
                                   Incorporator



                                   /s/ GEORGE V. TANGEN, M.D.
                                   -------------------------------------
                                   Incorporator






STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF HENNEPIN  )


          The foregoing instrument was acknowledged before me this 16th day of February, 1988 by Robert S. Flom and George V. Tangen.



                                   /s/ JUDITH R. GARTNER
                                   --------------------------------------
                                   Notary Public




JUDITH R. GARTNER
NOTARY PUBLIC - MINNESOTA
HENNEPIN COUNTY
My Commission expires ILLEGIBLE


                                   STATE OF MINNESOTA
                                   DEPARTMENT OF STATE
                                   FILED
                                   FEB 16 1988

                                   JOAN ANDERSON GROWE
                                   SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                    MIDWEST MEDICAL INSURANCE HOLDING COMPANY


     The undersigned, President of Midwest Medical Insurance Holding Company, a corporation existing under the provisions of Minnesota Statutes, Chapter 302A, hereby certifies that at a meeting of the shareholders held on November 24, 1992, by the affirmative vote of a majority of the shareholders of the corporation and two-thirds of the shareholders voting in person or by proxy at the meeting, resolutions were adopted amending Article 3 and Article 4, clause A(iv), of the corporation's Articles of Incorporation to state as follows:


                                   ARTICLE 3

     The aggregate number of shares the corporation is authorized to issue is:

               Class A Voting Common: Three Hundred Thousand (300,000) shares, par value $.01 per share.

               Class B Voting Common:  One share, par value $1,000 per share.



                                   ARTICLE 4

     A(iv).    Class A shareholders shall have no preemptive rights in any future issuance of stock by the corporation and shall not have cumulative voting rights.


     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 10th day of February, 1993.



                                             /s/David P. Bounk,
                                             ------------------------------
                                             David P. Bounk, President


STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED
FEB 25 1993
JOAN ANDERSON GROWE
SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                   MIDWEST MEDICAL INSURANCE HOLDING COMPANY



     David P. Bounk, President of Midwest Medical Insurance Holding Company, a corporation existing under the provisions of Chapter 302A, Minnesota Statutes, does herby certify that at a meeting of the shareholders duly held on February 14, 1996, the resolutions, as hereinafter set forth, were adopted by the affirmative vote of the holders of the majority of the voting power of shares entitled to vote at the meeting:

     RESOLVED, that the first paragraph of Article 4A of the Restated Articles of Incorporation of the Company shall be amended, effective immediately, to read as follows:


                                   ARTICLE 4

     The relative rights and preferences of Class A and Class B shares are as follows:

     A. Class A Common. Except with respect to physicians licensed to practice, and practicing, in the State of Nebraska, eligibility for ownership of Class A Common Shares shall be limited to physicians who are members of the Minnesota Medical Assocation, or other state medical association and are insured for medical practice liabilities by Midwest Medical Insurance Company. The voting rights and limitations of Class A Common shares are:


                     (remainder of Article 4 is unchanged)

     RESOLVED, that effective January 1, 1997 the first paragraph of Article 4A of the Restated Articles of Incorporation of the Company shall be amended to read as follows:

                                   ARTICLE 4

     The relative rights and preferences of Class A and Class B shares are as follows:


     A. Class A Common. Eligibility for ownership of Class A Common Shares shall be limited to physicians who are insured for medical practice liabilities by Midwest Medical Insurance Company. The voting rights and limitations of Class A Common shares are:


                   (the remainder of Article 4 is unchanged.)




                                        /S/David P. Bounk
                                        ----------------------------------
                                        David P. Bounk, President





STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED
MAR ILLEGIBLE
JOAN ANDERSON GROWE
SECRETARY OF STATE

                             ARTICLES OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                   MIDWEST MEDICAL INSURANCE HOLDING COMPANY



     The undersigned, President of Midwest Medical Insurance Holding Company, a corporation existing under the provisions of Minnesota Statutes, Chapter 302A, hereby certifies that at a meeting of the shareholders held on June 29, 2000, by the affirmative vote of holders of a majority of the outstanding shares of the corporation, and holders of two-thirds of the shares voting in person or by proxy at the meeting, resolutions were adopted adding Article 4.C., to the corporation's Articles of Incorporation, to state as follows:


                                   ARTICLE 4

          4.C. Additional Classes. The Board of Directors is authorized to establish one or more additional series and classes of common or preferred stock, setting forth the designation of each such series or class,and fixing the relative rights and preferences of each such series or class. Such shares shall be issued out of the number authorized to be issued as Class A shares.


     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 29th day of June, 2000.





                                        /s/ DAVID P. BOUNK
                                        ---------------------------------------
                                        David P. Bounk, President





STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED
JUN 20 2000
DUP COPY
MARY KIFFMEYER
SECRETARY OF STATE

                   MIDWEST MEDICAL INSURANCE HOLDING COMPANY

                           CERTIFICATE OF DESIGNATION
                                       OF
                      RIGHTS, PREFERENCES AND LIMITATIONS
                                       OF
                              CLASS C COMMON STOCK


     The undersigned, President of Midwest Medical Insurance Holding Company, a Minnesota corporation, hereby certifies that the following resolution establishing Class C Common Stock of the Corporation pursuant to Minnesota Statutes, Section 302A.401 was duly adopted by the directors of the Corporation on October 27, 1999:


     RESOLVED, that, subject to and upon approval of the above-referenced Amendment to the Articles of Incorporation by the shareholders, there shall be formed a new class of stock of the corporation, designated
     "Class C Stock". The President shall file a Certificate of Designation with the Minnesota Secretary of State creating such class, as required, and shall take all other action in necessary or desirable in furtherance of creation of this class. This new class of stock shall have the following rights and preferences:

     A. Eligibility of ownership shall be limited to physicians, and their respective medical practice entities or clinics as joint tenants, who are insured for medical practice liabilities by Midwest Medical Insurance Company.

     B. Class C shareholders shall not have the right to vote for directors of the corporation except in the event of redemption by the corporation of the Class B shares.

     C. No individual physician may hold more than one share of Class C common stock. In the case of jointly held shares, the joint Class C shareholders shall be entitled to only one vote per physician shareholder.

     D. The Class C shareholders have the right to approve or disapprove, as a class, any of the following transactions:

          (i)   Amendment to the Articles of Incorporation;

          (ii)  Redemption of Class B Shares;

          (iii) Merger into or acquisition by another corporation;

          (iv) Exchange of one or more classes or series of the shares of the corporation for shares of one or more other corporations;

          (v)   Liquidation or voluntary dissolution of the corporation;

          (vi) Sale, lease, transfer or other disposition of all or substantially all of the corporate assets, including its goodwill, not in the usual and regular course of business;

          (vii) Authorization of the corporation as the sole shareholder of Midwest Medical Insurance Company to amend, change or repeal the Articles or Bylaws of Midwest Medical Insurance Company.

     E. Approval of any of the above transactions must be by an affirmative vote of two-thirds of the Class C shareholders voting on the transaction, provided that a majority of all Class C shareholders have also affirmatively voted for the transaction.

     F. Class C shareholders shall have no preemptive rights in any future issuance of stock by the corporation.

     G. Except as otherwise provided herein, no Class C common stock may be pledged, sold, assigned, or otherwise transferred in any way to any person other than the corporation.

     H. No certificates evidencing Class C common stock shall be issued by the corporation.

     I. The Board of Directors of the corporation is authorized to issue shares of Class C common stock to eligible physicians and jointly to medical practice entities or clinics by resolution, in its discretion.

     J. Upon (i) any merger or consolidation into or acquisition by another corporation, (ii) the exchange of one or more classes or series of shares of the corporation for shares of one or more other corporations, (iii) the liquidation or voluntary dissolution of the corporation, or similar transaction or event involving the corporation (a "Transaction"), the Class A shares and the Class C shares shall share the total consideration from any Transaction ("Transaction Consideration") as follows:

          1. The Class A shareholders shall be allocated "Distribution Units" equal to the number of Class A shares held by such shareholder at the effective date of a Transaction;

          2. Each Class C shareholder shall be allocated Distribution Units for each year of continuous qualifying coverage (pro-rated for periods less than a year) by Midwest Medical Insurance Company prior to the Transaction as determined by application of and Board policies which exist from time to time and the allocation schedule prepared from year to year by the Company for this purpose, based upon the underwriting risk classifications used by Midwest Medical Insurance Company, and which shall be approximately equivalent to the allocation schedule used in issuance of Class A shares;

          3. The total Distribution Units allocated to Class A and Class C shareholders shall be determined; and

4. Each Class A or class C shareholder shall receive, respectively, a percentage of the total Transaction Consideration equal to the percentage of the total Distribution Units represented by the Distribution Units allocated to such shareholder in subsection 1 or subsection 2 above.

     K. The corporation shall have the right to, and shall, redeem any and all Class C common stock of the corporation held by an individual physician or jointly held by such physician and his or her medical practice group or clinic, upon the expiration or termination for any reason of the professional liability insurance policy issued by Midwest Medical Insurance Company insuring such physician. The redemption price shall be $0.00 per share.

     L.   The Class C shares shall have no par value.

     I further certify that, at a duly called and held meeting of the shareholders held on June 29, 2000, the Amendment to the Articles of Incorporation referred to in this resolution (granting the Board of Directors the power to establish classes of stock and designate their rights and preferences) was adopted by the required vote of the shareholders of the corporation, thus giving effect to the Directors' Resolution.

     IN WITNESS WHEREOF, I have subscribed my name this 29th day of June, 2000.


                                        /s/ DAVID P. BOUNK
                                        -------------------------
                                        David P. Bounk, President


                                                  STATE OF MINNESOTA
                                                  DEPARTMENT OF STATE
                                                        FILED

                                                     JUN 29, 2000


                                                     DUP COPY
                                                     MARY KIFFMEYER
                                                   SECRETARY OF STATE